REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Tianjin Seashore New District Shisheng
Business Trading Group Co. Ltd.
Tianjin, China

We have audited the accompanying consolidated balance sheets of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income and comprehensive income, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Stonefield Josephson, Inc.

Wanchai, Hong Kong
November 10, 2008

TIANJIN SEASHORE NEW DISTRICT SHISHENG BUSINESS TRADING GROUP CO. LTD.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2007	2006
ASSETS:
Current assets:
Cash and cash equivalents	$5,703,108	$2,661,146
Restricted cash	6,319,602	8,386,739
Short term investments	-	146,734
Accounts receivable-trade	5,339	140,984
Receivable related to financing services	24,654,520	6,290,440
Inventories, net of reserve of $151,959 for 2007 and $309,911 for 2006	7,849,957	5,771,312
Advances to suppliers	24,963,886	13,819,252
Prepaid expenses	26,163	13,297
Value added tax refundable	693,282	737,223
Due from affiliated company	-	1,681,843
Deferred taxes	50,146	86,634
Other current assets	8,293	50,504
Total current assets	70,274,296	39,786,108
Property and equipment, net	595,748	479,206
Investments in equity interest	-	197,092
Other assets	17,113	28,814
Total Assets	$70,887,157	$40,491,220
LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Line of credit related to financing services	$24,654,520	$6,290,440
Bank loan payable	3,011,801	2,817,370
Notes payable	4,107,001	5,122,492
Accounts payable	410,659	335,267
Accrued expense	108,949	23,378
Customer deposits	19,804,993	8,241,042
Deferred revenue	458,388	15,352
Due to director	306,088	9,881,836
Income tax payable	915,698	671,389
Total current liabilities	53,778,097	33,398,566
Minority interests in consolidated subsidiaries	889,354	795,621
Commitments and contingencies	-	-
Shareholders' equity:
Contributed capital	12,118,776	3,620,711
Accumulated other comprehensive income	1,236,912	349,521
Retained earnings	2,864,018	2,326,801
Total shareholders' equity	16,219,706	6,297,033
Total liabilities and shareholders' equity	$70,887,157	$40,491,220

The accompanying notes form an integral part of these consolidated financial statements

TIANJIN SEASHORE NEW DISTRICT SHISHENG BUSINESS TRADING GROUP CO. LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2007	2006	2005

Net revenue	$152,430,674	$96,800,800	$83,988,924
Cost of revenue	147,270,951	94,575,790	81,902,627
Gross profit	5,159,723	2,225,010	2,086,297

Operating expenses:
Sales and marketing	949,219	532,573	596,535
General and administrative	475,803	248,316	155,773
Total operating expenses	1,425,022	780,889	752,308

Income from operations	3,734,701	1,444,121	1,333,989

Other income (expenses):
Interest income	154,437	75,993	60,770
Interest expense	(207,271)	(199,799)	(212,778)
Investment income (loss)	4,943	32,540	(19,983)
Total other expenses	(47,891)	(91,266)	(171,991)

Income before provision for income taxes, earnings in equity interest, minority interest and extraordinary item	3,686,810	1,352,855	1,161,998

Provision for income taxes	244,911	202,109	122,232
Income before earnings in equity interest, minority interest, and extraordinary item	3,441,899	1,150,746	1,039,766

Earnings in equity interest	-	104,932	7,984
Minority interest in net income of consolidated subsidiaries	(520,335)	(149,015)	(162,780)
Income before extraordinary item	2,921,564	1,106,663	884,970

Extraordinary item - gain on acquisition of controlling interest in Zhengji (less applicable income tax expense of $0)	251,811	-	-

Net income	3,173,375	1,106,663	884,970

Other comprehensive income	887,391	256,612	116,957

Comprehensive income	$4,060,766	$1,363,275	$1,001,927

The accompanying notes form an integral part of these consolidated financial statements

TIANJIN SEASHORE NEW DISTRICT SHISHENG BUSINESS TRADING GROUP CO. LTD.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

		Accumulated
		Other		Total
	Contributed	Comprehensive	Retained	Shareholders'
	Capital	Income (Loss)	Earnings	Equity

Balances as of January 1, 2005	$1,808,351	$(24,048)	$335,168	$2,119,471

Capital contributions	1,812,360	-	-	1,812,360
Unrealized gain on available-for-sale securities	-	11,972	-	11,972
Foreign currency translation adjustments	-	104,985	-	104,985
Net income	-	-	884,970	884,970
Balance as of December 31, 2005	3,620,711	92,909	1,220,138	4,933,758

Unrealized gain on available-for-sale securities	-	34,755	-	34,755
Foreign currency translation adjustments	-	221,857	-	221,857
Net income	-	-	1,106,663	1,106,663
Balance as of December 31, 2006	3,620,711	349,521	2,326,801	6,297,033

Capital contributions	8,498,065	-	-	8,498,065
Unrealized loss on available-for-sale securities	-	(18,671)	-	(18,671)
Foreign currency translation adjustments	-	906,062	-	906,062
Dividend paid	-	-	(2,636,158)	(2,636,158)
Net income	-	-	3,173,375	3,173,375
Balance as of December 31, 2007	$12,118,776	$1,236,912	$2,864,018	$16,219,706

The accompanying notes form an integral part of these consolidated financial statements

TIANJIN SEASHORE NEW DISTRICT SHISHENG BUSINESS TRADING GROUP CO. LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (Decrease) in Cash and Cash Equivalents

	Year Ended December 31,
	2007	2006	2005

Cash flows from operating activities:
Net Income	$3,173,375	$1,106,663	$884,970

Adjustments to reconcile net income to net cash provided by (used for) operating activities
Depreciation and amortization	164,336	113,757	70,138
Minority interest in income of consolidated subsidiaries	520,335	149,006	162,780
Minority interest for contributed capital on consolidated subsidiary	-	-	219,979
Loss (Gain) on short term investments	(4,943)	(83)	19,983
Investment income from equity method investment	-	(104,932)	(7,984)
Extraordinary gain on acquisition of controlling interest in Zhengji	(251,811)	-	-
Change of inventory reserve	172,668	(143,483)	(70,882)

Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable - trade	139,967	(98,770)	(7,339)
Inventories	(1,241,120)	(3,382,583)	(227,115)
Advances to suppliers	(6,854,490)	(3,057,801)	199,122
Prepaid expenses, other current assets and other assets	32,862	(34,317)	(7,585)
Value added tax refundable	154,807	(477,005)	152,721
Due from affiliated company	-	(1,681,843)	-
Deferred taxes	40,887	(31,982)	(23,391)

Increase (decrease) in liabilities:
Accounts payable	(194,785)	(71,053)	(610,082)
Accrued expenses	78,668	6,151	2,292
Customer deposits	10,458,326	2,325,067	378,135
Amount due to affiliated company	-	-	(36,125)
Deferred revenue	425,537	(111,658)	123,069
Income tax payable	190,612	218,939	141,112
Net cash provided by (used for) operating activities	7,005,231	(5,275,927)	1,363,798

Cash flows from investing activities:
Cash on hand at Zhengji on acquisition date	19,653	-	-
Decrease (Increase) in restricted cash	2,547,499	(2,428,837)	(2,956,510)
Purchase of short-term investments	-	(25,172)	(21,998)
Proceeds from sales of short-term investments	136,751	31,548	403,476
Purchase of property and equipment	(229,353)	(331,574)	(157,719)
Investment in equity interest	-	-	(78,280)
Net cash provided by (used for) investing activities	2,474,550	(2,754,035)	(2,811,031)

Cash flows from financing activities:
Proceeds from short-term bank loans	2,899,773	2,768,967	3,055,264
Repayments of short-term bank loans	(2,899,773)	(3,146,554)	(3,495,222)
Repayments of notes payable	(1,318,079)	-	(2,199,790)
Proceeds from loans from director	114,514,111	47,515,994	25,192,339
Repayment of loans from director	(125,243,219)	(37,442,823)	(22,830,386)
Dividend paid to minority shareholders of consolidated subsidiaries	(600,767)	-	-
Dividend paid	(2,636,158)	-	-
Contributed capital from shareholders	8,498,065	-	1,812,360
Net cash (used for) provided by financing activities	(6,786,047)	9,695,584	1,534,565

Effect of exchange rate change on cash	348,228	125,516	38,523
Net increase in cash	3,041,962	1,791,138	125,855

Cash and cash equivalents, beginning of year	2,661,146	870,008	744,153
Cash and cash equivalents, end of year	$5,703,108	$2,661,146	$870,008

Supplemental disclosure of cash flow information:

Interest paid	$207,271	$199,799	$212,778

Income taxes paid	$25,172	$15,152	$4,511

Non-cash activities:

Increase of line of credit and receivable related to the financing services	$17,263,042	$4,158,623	$1,965,032

Issuance of notes payable to settle accounts payable	$-	$377,586	$-

The accompanying notes form an integral part of these consolidated financial statements

TIANJIN SEASHORE NEW DISTRICT SHISHENG
BUSINESS TRADING GROUP CO. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) Summary of Significant Accounting Policies:

Organization, Nature of Business and Basis of Presentation

Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd., (“Shisheng” or “the Company”) was incorporated under the laws of the People’s Republic of China (“PRC”) on September 13, 1995. The Company was founded by Mr. Tong Shiping and his family under the name “Tianjin Tariff-Free Zone Shisheng Property Management Corp.”. The Company’s business includes sales of both domestically manufactured automobiles and imported automobiles, providing financing services related to imported automobiles, and providing logistic services relating to the automobile importing process and other automobile import value added services such as assistance with customs clearance, storage and nationwide delivery services (such services, “Automobile Import Value Added Services”).

In August 2001, Shisheng formed Tianjin Ganghui Information Technology Corp. (“Ganghui”), to provide web-based, real-time information on imported automobiles. Ganghui is 80% owned by Shisheng.

In September 2003, Shisheng formed Tianjin Hengjia Port Logistics Corp. (“Hengjia”) to provide Automobile Import Value Added Services to wholesalers and distributors in the imported vehicle trading industry. Hengjia is 80% owned by Shisheng.

In February 2005, Shisheng and three other founders formed Zhengji International Trading Corp. (“Zhengji”) to enhance the imported automobile trading industry. Zhengji was 32% owned by Shisheng since 2005. In January 2007, Shisheng injected additional capital of $1,024,498 (equivalent to RMB 8,000,000) into Zhengji; consequently, Shisheng's equity interest in Zhengji increased from 32% to 86.4%.

On November 1, 2007, Ever Auspicious International Limited (“Ever Auspicious”) entered into a Share Exchange Agreement with Cheng Weihong, Xia Qiming, and Qian Yuxi, direct shareholders of Shisheng prior to this transaction (collectively, the “Sellers”), pursuant to which the Sellers transferred their interest in Shisheng to Ever Auspicious for an aggregate price of $12,067,254 (RMB 95,000,000). As a result of this transaction, Ever Auspicious owns all of the capital stock of Shisheng.

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Basis of Consolidation

The consolidated financial statements include the financial statements of Shisheng and its majority owned subsidiaries. All inter-company transactions and balances have been eliminated in preparation of the consolidated financial statements.

Effective January 1, 2007, the Company began to consolidate Zhengji. The consolidation occurred upon the Company obtaining a controlling interest through an additional cash contribution to Zhengji on January 1, 2007.

Currency Reporting

The Company’s operations in China use the local currency - Renminbi (“RMB”) as their functional currency, whereas amounts reported in the accompanying consolidated financial statements and disclosures are stated in United States dollars, the reporting currency of the Company, unless stated otherwise. As such, the consolidated balance sheets of the Company has been translated into U.S. dollars at the current rates as of December 31, 2007 and 2006 and the consolidated statements of income have been translated into U.S. dollars at the weighted average rates during the periods the transactions were recognized.

The resulting translation gain adjustments are recorded as other comprehensive income in the consolidated statements of income and comprehensive income and as a separate component of consolidated statements of shareholders’ equity.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes. Significant accounting estimates reflected in the Company's financial statements include collectibility of accounts receivable, useful lives and impairment of property and equipment. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments which are unrestricted as to withdrawal or use, and which have remaining maturities of three months or less when purchased.

Restricted Cash

The Company had certain outstanding draft notes payable to vendors which allow the vendors to draw the draft amounts upon maturity dates at its banks. The Company is required to maintain a portion of these outstanding draft amounts in its banks as restricted cash. Cash restricted for this purpose amounted to $2,053,501 and $3,201,557, as of December 31, 2007 and 2006, respectively.

The Company had certain outstanding lines of credit to its banks related to its financing services. The Company is required to maintain certain amounts of cash in its banks to secure these borrowings. Restricted cash to secure these bank lines totaled $4,266,101 and $5,185,182 as of December 31, 2007 and 2006, respectively.

Fair Value Disclosures of Financial Instruments

The Company has estimated the fair value amounts of its financial instruments using the available market information and valuation methodologies considered to be appropriate and has determined that the book value of the Company’s accounts receivable, refundable value added taxes, inventories, advances to suppliers, amounts due from/to director, amounts due from affiliated company, lines of credit, bank notes payable, draft notes payable, accounts payable and accrued expenses, customer deposits, and income tax payable at December 31, 2007 and 2006 approximate fair value.

Comprehensive Income

Comprehensive income consists of net income and other gains and losses affecting shareholders’ equity that, under U.S. GAAP, are excluded from net income. For the Company, such items consist primarily of unrealized gains and losses on marketable equity investments and foreign currency translation gains and losses. The changes in the components of other comprehensive income (loss) are as follows:

	Year Ended December 31,
	2007	2006	2005
Unrealized holding gain (loss) on available-for-sale securities	$(18,671)	$34,755	$11,972
Foreign currency translation adjustments	906,062	221,857	104,985
Total other comprehensive income	$887,391	$$256,612	$116,957

Concentration of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company places its cash and cash equivalents with reputable financial institutions with high credit ratings.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from customers. The Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors relevant to determining the credit risk of specific customers. The amount of receivables ultimately not collected by the Company has generally been consistent with management's expectations and the allowance established for doubtful accounts.

Major Customers

During the years ended December 31, 2007, 2006, and 2005, the Company’s three largest customers together accounted for 27%, 44% and 31%, respectively, of the Company’s sales.

Major Vendors

During the years ended December 31, 2007, 2006 and 2005, automobiles purchased from the Company’s two largest suppliers together accounted for approximately 18%, 32% and 26% of the Company’s total purchases respectively. Accounts payable from these suppliers totaled $0 and $335,267, as of December 31, 2007 and 2006, respectively.

Short Term Investments

The Company determines the appropriate classification of its investments in equity securities at the time of purchase and reevaluates such determinations at each balance-sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available-for-sale. Held-to-maturity securities are recorded as either short-term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading, are classified as available-for-sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of other comprehensive income and reported in shareholders’ equity. The fair value of substantially all securities is determined by quoted market prices.

All short-term investments are classified as available-for-sale and are recorded at fair market value, and consist of the following:

As of December 31, 2007	Amortized Cost	Gross Unrealized Gain (Loss)	Fair Value
Mutual funds	$-	$-	$-

As of December 31, 2006
Mutual funds	$128,063	$18,671	$146,734

Proceeds from the sales of available-for-sale securities were $136,751, $31,548 and $403,476 during 2007, 2006, and 2005, respectively. Net unrealized holding gains (loss) on available-for-sale securities in the amount of $0 and $18,671, as of December 31, 2007 and 2006, respectively, have been included in accumulated other comprehensive income (loss).

Investments in Equity Interest

The Company’s investment in Zhengji was accounted for under the equity method for the years ended December 31, 2006 and 2005 as the Company held a 32% interest during such periods.

The results of operations and financial position of the Company’s equity basis investments in Zhengji are summarized below:

	Year Ended December 31,
	2006	2005
Condensed income statement information:
Net sales	$17,638,522	$893,326
Gross margin	$281,062	$39,965
Net income	$327,911	$24,950
Company’s equity in net income of affiliate	$104, 932	$7,984

	As of December 31,
	2006	2005
Condensed balance sheet information:
Current assets	$3,488,871	$3,034,051
Noncurrent assets	2,107	-
Total assets	$3,490,978	$3,034,051

Current liabilities	$2,875,066	$2,760,928
Noncurrent liabilities	-	-
Equity	615,912	273,123
Total liabilities and equity	$3,490,978	$3,034,051

As of December 31, 2006, the amount of consolidated retained earnings that represented undistributed earnings of Zhengji accounted for under the equity method was approximately $115,000.

On January 1, 2007, the Company made further investments of $1,024,498 (equivalent to RMB 8,000,000) in Zhengji through cash contributions for additional equity interests; consequently, Shisheng's equity interest in Zhengji increased from 32% to 86.4%. Accordingly, the Company began to consolidate the financial statements of Zhengji as of January 1, 2007. The financial statements presented for the years ended December 31, 2006 and 2005 have not been restated to reflect the consolidation of Zhengji.

The following table sets forth for 2007, 2006 and 2005 pro-forma financial information as if the consolidation of Zhengji took place as of the beginning of such years:

	Year Ended December, 31
	2007	2006	2005
Net revenues	$152,430,674	$114,439,322	$84,882,250

Income before extraordinary item	$2,921,564	$1,434,574	$909,920

Net income	$3,173,375	$1,434,574	$909,920

As a result of this transaction, the Company recognized an extraordinary gain of $251,811, which represents the negative goodwill arising from the accounting upon gaining control of Zhengji.

Accounts Receivable

Accounts receivable are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. As of December 31, 2007 and 2006, the Company had no allowance for doubtful accounts.

Revenue Recognition

The Company’s main source of income was generated through (1) sales of automobiles, (2) service fees for assisting customers to get bank financing on purchases of automobiles, (3) web-based marketing service fees, including fees from (i) displaying graphical advertisements on the Company websites and (ii) web-based listing services that allow customers to place automobile related information on the Company’s websites, and (4) Automobile Import Value Added Services. The financing services are provided to customers on automobiles not sold by the Company. The Company recognizes revenue when there is persuasive evidence of an arrangement, delivery has occurred upon shipment or services have been rendered, the seller’s price to the buyer is fixed or determinable, and collectibility is reasonably assured.

The Company recognizes the sales of automobiles upon delivery and acceptance by the customers and where collectibility is reasonably assured.

Service revenue related to financing services is recognized ratably over the financing period.

Service fees for graphical advertisements on the Company’s websites are charged on a fixed fee basis. The Company recognizes the advertising revenue when the service is performed over the service term.

The Company charges a monthly fee for listing services and recognizes the revenue when services are performed.

The Company recognizes revenue from Automobile Import Value Added Services when such services are performed.

Value Added Taxes represent amounts collected on behalf of specific regulatory agencies that require remittance by a specified date. These amounts are collected at the time of sales and are detailed on invoices provided to customers. In compliance with the Emerging Issues Task Force consensus on issue number 06-03 (EITF 06-03), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)”, the Company accounts for value added taxes on a net basis. The Company recorded and paid business taxes based on a percentage of the net service revenues and reported the service revenue net of the business taxes and other sales related taxes.

Deferred Revenue

Deferred revenue includes amounts received from customers for which services will not be rendered until the following year. All deferred revenue is recognized within the next 12 months from the balance sheet dates.

Cost of Sales

Cost of sales includes the purchase cost of the automobiles, change of reserve for inventory obsolescence, freight and all the direct costs related to the sales of the automobiles. All costs related to the Company’s distribution network are included in the cost of sales.

Operating Expenses

Selling and marketing expenses include salaries and employee benefits, advertising, travel and entertainment and insurance.

General and administrative expenses include management and office salaries and employee benefits, depreciation for office facilities, office equipment and automobiles, travel and entertainment, insurance, legal and accounting, consulting fees, workers’ compensation insurance, and other office expenses.

Inventories

Inventories are primarily comprised of the purchase cost of automobiles valued at the lower of cost (first-in, first-out) or market. At December 31, 2007 and 2006, the reserve for obsolescence was $151,959 and $309,911, respectively. Reserves for obsolescence were decreased by $172,668 for 2007, increased by $143,483 for 2006 and increased by $70,882 for 2005.

Property and Equipment, net

Property and equipment, net are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Computer	5 years
Furniture, fixtures and equipment	5 years
Automobiles	5 years

Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 144 relates to assets that can be amortized and for which the life can be determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related assets or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of the carrying amount or fair value of asset less disposal costs. The Company determined that there was no impairment of long-lived assets as of December 31, 2007 and 2006.

Minority Interest

Minority interest represents the minority stockholders’ proportionate share of the equity of Hengjia, Zhengji and Ganghui. The minority ownership interest is summarized as below:

	2007	2006	2005
Hengjia	20.0%	20.0%	20.0%
Zhengji	13.6%	-	-
Ganghui	20.0%	20.0%	20.0%

The Company injected additional capital into Zhengji to increase its ownership interest to 86.4% from 32% on January 1, 2007. Prior to 2007, the equity investment in Zhengji was accounted for under the equity method.

The minority interests in Hengjia, Zhengji and Ganghui that are not owned by the Company are shown as “minority interest in consolidated subsidiaries” in the consolidated balance sheets as of December 31, 2007 and 2006 and “minority interest in net income of consolidated subsidiaries” in the consolidated statements of income for the years ended December 31, 2007, 2006 and 2005.

Advertising

The Company expenses advertising costs when incurred. The Company incurred approximately $60,000, $0, and $12,000 of advertising expenses for the years ended December 31, 2007, 2006, and 2005, respectively.

Income taxes

Deferred income taxes are recognized for temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements, net operating loss carry forwards and credits by applying enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

In June 2006, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 48 ("FIN 48"), "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109". FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006, with early adoption permitted. The Company adopted FIN 48 on January 1, 2007. The adoption of FIN 48 did not result in a cumulative adjustment on January 1, 2007 and had no significant impact on the Company's accounting for income taxes for the year ended December 31, 2007. The Company did not incur any interest or penalties related to potential underpaid income tax expenses.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, Including an amendment of FASB Statement No. 115". SFAS No. 159 provides companies with an option to report selected financial assets and liabilities at fair value. SFAS No. 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of the Company's choice to use fair value on its earnings. It also requires entities to display the fair value of those assets and liabilities for which a company has chosen to use fair value on the face of the balance sheet. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year beginning after November 15, 2007. The Company is currently evaluating whether the adoption of SFAS No. 159 will have a significant effect on its consolidated results of operations and financial position.

In December 2007, the FASB issued SFAS No. 141R, "Business Combination", to improve reporting creating greater consistency in the accounting and financial reporting of business combinations. The standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company will evaluate the effects of the business combination in the future on its consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements" to improves the relevance, comparability, and transparency of financial information provided to investors by requiring all entities to report noncontrolling (minority) interests in subsidiaries in the same way as required in the consolidated financial statements. Moreover, SFAS No. 160 eliminates the diversity that currently exists in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transaction. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited. The Company is currently evaluating the effects of the adoption of SFAS No. 160 on its consolidated financial position, results of operations or cash flows.

In March 2008, the FASB issued FASB Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities". The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet begun the process of assessing the potential impact the adoption of FASB No. 161 may have on its consolidated financial position or results of operations.

In May 2008, the FASB issued Statement No. 162, The Hierarchy of Generally Accepted Accounting Principles ("SFAS 162"). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with U.S. GAAP. SFAS 162 directs the U.S. GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with U.S. GAAP. SFAS 162 is effective 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to remove the U.S. GAAP hierarchy from the auditing standards. The Company is currently evaluating the impact of adopting SFAS No. 162.

(2) Property and Equipment:

A summary of property and equipment is as follows:

	December 31,
	2007	2006
Computer	$154,822	$129,803
Office equipment, furniture and fixtures	86,445	80,103
Automobiles	787,055	526,807
	1,028,322	736,713

	December 31,
	2007	2006
Less: accumulated depreciation	432,574	257,507
	$595,748	$479,206

Depreciation and amortization expense for property and equipment amounted to approximately $164,336, $113,757, and $70,138 for the years ended December 31, 2007, 2006, and 2005, respectively.

(3) Lines of Credit Related to Financing Services:

The Company provides financing services to its customers using the Company’s bank facility lines of credit. The Company earns a service fee for drawing its facility lines related to its customers’ purchases of automobiles and payment of import taxes. The customers bear all the interest and fees charged by the banks and prepay those fees upon the execution of their service contracts with the Company. The customers are also required to make a deposit in the range of 22% to 30% of the purchase prices of the automobiles. The banks take custody of the automobiles until the borrowings are fully paid.

In June 2006, the Company entered into a facility line of credit with Agricultural Bank of China related to its financing services. Under the terms of the agreement, the Company can borrow a maximum amount of $51,337,513 (RMB 375,000,000) to facilitate the Company’s financing business. The Company had outstanding balances of $10,875,973 and $6,290,440 as of December 31, 2007 and 2006, respectively. This facility line of credit expired in June 2008 and was guaranteed by a non-related company.

In June 2007, the Company entered into a facility line of credit with Industrial and Commercial Bank of China related to its financing services. Under the terms of the agreement, the Company can borrow a maximum amount of $13,690,004 (RMB 100,000,000). The Company had outstanding balances of $8,536,127 and $0 as of December 31, 2007 and 2006, respectively. This facility line of credit expired in June 2008 and was guaranteed by a non-related company.

In July 2007, the Company entered into a facility line of credit with PuDong Development Bank related to its financing services. Under the terms of the agreement, the Company can borrow a maximum amount of $2,738,001 (RMB 20,000,000). The Company had outstanding balances of $1,543,389 and $0 as of December 31, 2007 and 2006, respectively. This facility line of credit expired in January 2008 and was guaranteed by a non-related company.

In November 2007, the Company entered into a facility line of credit with China Merchants Bank. Under the terms of the agreement, the Company can borrow a maximum amount of $8,214,002 (RMB 60,000,000). The Company had outstanding balances of $3,699,031 and $0 as of December 31, 2007 and 2006, respectively. This facility line of credit originally expires in November 2008 but has been renewed with an increased maximum amount of $13,121,255 (RMB 90,000,000) prior to the expiration date. This line is guaranteed by a non-related company.

(4) Short-term Bank Loans

Short-term bank loans as of December 31, 2007 and 2006 consist of the following:

	2007	2006

Loan from Agricultural Bank of China, with interest at a rate of 6.732%, guaranteed by a non-related entity, matured in November 2007 and was not renewed	$-	$1,152,561

Loan from Agricultural Bank of China, with interest at a rate of 6.732% , guaranteed by a non-related entity, matured in November 2007 and was not renewed	-	512,248

Loan from Agricultural Bank of China, with an interest at a rate of 6.138%, guaranteed by a non-related entity, matured in March 2007 and was not renewed	-	1,152,561

Loan from Agricultural Bank of China, with an interest at a rate of 6.426%, guaranteed by an non-related entity, matured in March 2008 and was not renewed	1,232,100	-

Loan from Agricultural Bank of China, with an interest at a rate of 8.019%, guaranteed by non-related entity, matures in November 2008	1,232,100	-

Loan from Agricultural Bank of China, with an interest at a rate of 8.019%, guaranteed by unrelated parties, matures in November 2008	547,601	-

Total	$3,011,801	$2,817,370

Weighted average interest rates for these bank loans were 7.37% and 6.49% at December 31, 2007 and 2006, respectively.

(5) Notes Payable:

The Company issued certain draft notes payable to vendors which are guaranteed by the banks. These draft notes payable were issued as replacements of the accounts payable. The terms of these draft notes payable varies depending on the negotiations with the vendors. Typical terms are in the range of three to six months. On the maturity dates, the note holders present these notes to the banks to draw cash based on the note amounts. The Company is subject to a bank fee of 0.05% on notes payable amounts.

As of December 31, 2007, the Company has a total of five draft notes payable totaling $4,107,001 with maturity dates in March 2008. The Company is required to maintain $2,053,501 as guaranteed funds. The Company classified $2,053,501 as restricted cash as of December 31, 2007.

As of December 31, 2006, the Company had a total of eight draft notes payable totaling $5,122,492 with various maturity dates in the months of March and April 2007. The Company is required to maintain $3,201,557 as guaranteed funds. The Company classified $3,201,557 as restricted cash as of December 31, 2006.

(6) Related-Party Balances and Transactions:

Cheng Weihong (the Secretary, Senior Vice President and Chairwoman of Shisheng and wife of Shisheng’s President and Chief Executive Officer, Mr. Tong Shiping) made non-interest bearing loans to Shisheng from time to time to meet working capital needs of Shisheng. For the years ended December 31, 2007, 2006 and 2005, Shisheng made aggregate borrowings from Cheng Weihong of $114,514,111, $47,515,994, and $25,192,339, respectively, and made aggregate repayments to Cheng Weihong of $125,243,219, $37,442,823 and $22,830,386, respectively. As of December 31, 2007 and 2006, the outstanding balance due to Cheng Weihong was $306,088 and $9,881,836.

Prior to January 1, 2007, the Company had an investment interest in Zhengji. After the additional capital injected to Zhengji on January 1, 2007, Zhengji’s financial statements were consolidated to the Company’s consolidated financial statements. The Company purchased $809,072 and $0 from Zhengji and sold $930,448 and $430,630 to Zhengji for the years ended December 31, 2006 and 2005, respectively. The Company also recognized service income of $19,475 and $0 for service performed for Zhengji for the years ended December 31, 2006 and 2005. The Company loaned approximately $1,681,843 to Zhengji during 2006 which was outstanding as of December 31, 2006.

On December 1, 2007, the Company declared and paid dividend in the amount of $2,636,158 (RMB 20,000,000) to its stockholders.

On December 1, 2007, the Company’s three majority owned subsidiaries declared and paid dividends to its stockholders of which $600,767 (RMB 4,557,901) was disbursed to their minority stockholders.

(7) Income Taxes:

Shisheng, Ganghui, Hengjia, and Zhengji are subject to the standard 33% tax rate in 2007. In accordance with the approval by the tax authority in September 21, 2004, Hengjia was exempted from PRC income tax for the period from September 1, 2004 to August 31, 2007.

In accordance with the approval by the tax authority in September 5, 2005, Zhengji is exempted from PRC income tax for the period from June 1, 2005 to December 31, 2007.

The Company’s income tax provision amounted to $244,911, $202,109, and $122,232, respectively, for the years ended December 31, 2007, 2006, and 2005 (an effective rate of 6.6% for 2007, 14.9% for 2006, and 10.5% for 2005). A reconciliation of the provision for income taxes, with amounts determined by applying the statutory PRC federal income tax rate to income before income taxes, is as follows:

	Year Ended December 31,
	2007	2006	2005
Computed tax at PRC federal statutory rate of 33%	$1,216,647	$446,442	$383,459
Effect of tax holidays	(969,452)	(244,333)	(261,227)
Other	(2,284)	-	-
	$244,911	$202,109	$122,232

	Year Ended December 31,
	2007	2006	2005
Current	$202,445	$234,090	$145,623
Deferred	42,466	(31,982)	(23,391)
	$244,911	$202,108	$122,232

	As of December 31,
	2007	2006
Deferred tax assets:
Inventory reserve	$50,146	$86,634
Total deferred tax assets	50,146	86,634

Deferred tax liabilities:	-	-

Net deferred tax assets (liabilities) before valuation allowance	50,146	86,634
Less: valuation allowance	-	-
Net deferred tax assets	$50,146	$86,634

(8) Commitments:

The Company leases certain office and marketing premises under non-cancelable leases. These office leases begin to expire in 2010. Rent expense under operating leases for 2007, 2006 and 2005 were $144,989, $14,034 and $26,031, respectively.

Future minimum lease payments under non-cancelable operating leases and data purchase agreements were as follows:

2008	$150,590
2009	150,590
2010	140,323
2011	136,900
$578,403

(9) Segment Information:

The Company has four principal operating segments: (1) sales of automobiles, (2) financing services, (3) web-based advertising, and (4) Automobile Import Value Added Services. These operating segments were determined based on the nature of the services offered. Operating segments are defined as components of an enterprise about which separate financial information is available and that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company's chief executive officer and chief operating officer have been identified as the chief operating decision makers. The Company's chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. Direct cost of revenues related to financing services, web advertising and Automobile Import Value Added Services was de minimis.

The Company evaluates performance based on several factors, including net revenue, cost of revenue, operating expenses, and income from operations. The following tables show the operations of the Company's operating segments:

	Automobile Sales	Financing Services	Web Advertising	Automobile Import Value Added Services	Corporate	Total
2007
Net revenue	$149,156,996	$736,590	$1,459,948	$1,077,140	$-	$152,430,674
Cost of revenue	147,270,951	-	-	-	-	147,270,951
Operating expenses
General and administrative	112,804	30,460	73,337	21,302	237,900	475,803
Sales and marketing	324,325	197,789	284,538	142,567	-	949,219
Total operating expenses	437,129	228,249	357,875	163,869	237,900	1,425,022

Income (loss) from operations	1,448,916	508,341	1,102,073	913,271	(237,900)	3,734,701

Total assets	33,851,852	30,179,967	2,098,908	1,259,345	3,497,085	70,887,157

	Automobile Sales	Financing Services	Web Advertising	Automobile Import Value Added Services	Corporate	Total
2006
Net revenue	95,408,599	257,983	757,872	376,346	-	96,800,800
Cost of revenue	94,575,790	-	-	-	-	94,575,790
Operating expenses
General and administrative	33,993	17,035	61,985	11,146	124,157	248,316
Sales and marketing	235,543	68,918	162,788	65,324	-	532,573
Total operating expenses	269,536	85,953	224,773	76,470	124,157	780,889

Income (loss) from operations	563,273	172,030	533,099	299,876	(124,157)	1,444,121

Total assets	22,942,351	12,433,225	1,645,335	957,603	2,512,706	40,491,220

2005
Net revenue	82,946,343	31,360	366,033	645,188	-	83,988,924
Cost of revenue	81,902,627	-	-	-	-	81,902,627
Operating expenses
General and administrative	5,609	23,860	44,624	3,795	77,885	155,773
Sales and marketing	299,018	101,795	89,612	106,110	-	596,535
Total operating expenses	304,627	125,655	134,236	109,905	77,885	752,308

Income (loss) from operations	739,089	(94,295)	231,797	535,283	(77,885)	1,333,989

(10) Subsequent Event:

On November 10, 2008, Ever Auspicious, entered into a Share Exchange Agreement with Fresh Ideas Media, Inc. (“Fresh Ideas”), a U.S. public company. Under the Share Exchange Agreement, Fresh Ideas issued 11,700,000 newly-issued shares of its common stock to acquire all the issued and outstanding capital stock of Ever Auspicious, representing approximately 64.64% of Fresh Ideas’s issued and outstanding common stock. The shares exchange is intended to constitute a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. As a result of this share exchange, Ever Auspicious and its wholly owned subsidiary, Shisheng became Fresh Ideas’s wholly owned subsidiaries. For accounting purpose, Shisheng is considered the accounting acquirer and accordingly, the historical financial statements of Shisheng became Fresh Ideas’s financial statements.